                                    EXHIBIT A
               REGISTRANT'S 2001 ANNUAL REPORT TO ITS SHAREHOLDERS

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                                  CORCAP, INC.

                       2001 ANNUAL REPORT TO SHAREHOLDERS
                       ----------------------------------

General

On July 1, 1988, Lydall, Inc., a Delaware corporation ("Lydall"), distributed to all its stockholders of record at the close of business on June 10, 1988, all of the issued and outstanding Common Stock of Corcap, Inc. ("Corcap" or the "Company"), a newly formed holding company incorporated in Nevada in June 1988, on the basis of one share of Corcap Common Stock for each share of Lydall Common Stock held on the record date (the "Distribution"). Upon its effectiveness, the Distribution separated Lydall and Corcap into two independent companies.

Corcap succeeded to the elastomer products business previously operated by Lydall. The business was operated by Corcap through its wholly-owned subsidiary, Acadia Polymers, Inc. ("Acadia"), which Corcap sold on July 1, 1991. Corcap also succeeded to an equity interest in CompuDyne Corporation, a Pennsylvania corporation ("CompuDyne"), previously owned by Lydall. As a result of the dispositions of assets by Corcap in 1990 and 1991, Corcap is no longer engaged in the rubber and elastomer products business.

Pursuant to a post-distribution agreement, dated as of July 1, 1988 ("Post-Distribution Agreement"), which Corcap and Lydall entered into as part of the spin-off of Corcap's predecessor, Acadia Polymers, from Lydall in 1988, certain obligations and liabilities between Lydall and Corcap were allocated. Lydall and Corcap had been in dispute over certain of their obligations and liabilities under the Post-Distribution Agreement. On December 12, 1992, Lydall presented an invoice to Corcap, under the Post-Distribution Agreement, for $499 thousand representing final taxes and interest due to the IRS as a result of an audit of Corcap entities for the years 1983 through 1988. The $499 thousand was recorded as a liability and was included in net current liabilities of discontinued operations in the balance sheet of December 31, 1994. In July 1994, Lydall informed Corcap that as a result of an audit of Corcap entities for the years 1987-1989, Lydall had calculated that Corcap's share of the current assessment was an additional $382 thousand. Lydall presented Corcap with an invoice for that amount in July 1995. As a result, Corcap recorded an additional $382 thousand liability in 1995.

On March 25, 1996 Lydall and Corcap entered into a Settlement Agreement (the "Settlement Agreement") dated as of March 25, 1996 pursuant to which Corcap transferred 120,000 shares of CompuDyne Common Stock, par value $.75 per share ("CompuDyne Common Stock") to Lydall in settlement of certain claims. In addition, Corcap agreed to indemnify Lydall for all liabilities Lydall may incur in connection with certain environmental claims relating to its former ownership of property in Dayville, Connecticut (the "Dayville Property"), which Corcap sold in July 1995 and which had previously been used in connection with Acadia's operations. The Post-Distribution Agreement continues in effect.

As part of the Settlement Agreement, Lydall required as a condition to signing, that CompuDyne enter into a registration rights agreement with Lydall, obligating CompuDyne to register the Transferred Shares upon demand of Lydall two years following the date of the Agreement or in a "piggyback registration" at any time upon the proposed registration by CompuDyne of its

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stock. In order to induce CompuDyne to enter into such agreement, Corcap agreed to issue an option (the "Option") to CompuDyne to purchase 16,666 shares of CompuDyne Common Stock at an exercise price of $.01 per share exercisable immediately for a period of two years under a Stock Transfer Agreement, dated as of March 25, 1996 between Corcap and CompuDyne (the "Option Agreement"). On December 31, 1996, CompuDyne exercised the Option with respect to all 16,666 shares of CompuDyne Common Stock.

Concurrent with the execution of the Settlement Agreement, Corcap and certain directors and former officers of Corcap, Messrs. Millard H. Pryor, Jr. and David
W. Clark, Jr. entered into an agreement whereby Messrs. Pryor and Clark forgave an accrued obligation for compensation in the amount of $328 thousand, which has been recognized as income from discontinued operations. As a result of this settlement, in which Corcap's carrying value of its CompuDyne Common Stock was zero, Corcap recognized a gain of $881 thousand in March 1996.

On August 21, 1995 CompuDyne, an affiliate of Corcap, entered into and consummated a Stock Purchase Agreement by and among CompuDyne, Martin A. Roenigk and Alan Markowitz (Messrs. Roenigk and Markowitz are, collectively, the "Sellers") and MicroAssembly Systems, Inc. ("MicroAssembly"), pursuant to which CompuDyne issued to the Sellers 1,260,460 shares of its Convertible Preference Stock, Series D ("Preference Stock") in exchange for all of the Sellers' shares of capital stock of MicroAssembly, which shares represented all of MicroAssembly's issued and outstanding capital stock. The issuance by CompuDyne of the Preference Stock, together with the issuance of certain Notes, as described below, and certain options to purchase common stock, all as described below and in accordance with the terms of the Stock Purchase Agreement, are referred to as the "Transaction". As a further part of the Transaction, on August 21, 1995, Norman Silberdick also resigned as Corcap's Chairman, President and Chief Executive Officer and director. Corcap's Board of Directors elected Mr. Roenigk to fill Mr. Silberdick's seat on the Board of Directors.

In recognition of Mr. Roenigk's agreement to serve on the Board of Directors and in order to facilitate the consummation of the Transaction, Corcap issued to him options to purchase up to 450,000 shares of the Company's Common Stock for $.15 per share. The options were divided into two tranches, one of 300,000 shares and the other of 150,000 shares. The option for the 300,000 shares was to expire on August 20, 1996 ("Option I"). Exercise of the options for the entire 300,000 shares available under and in accordance with the terms of Option I was a precondition to the availability of the options for the remaining 150,000 shares, which remaining options were to expire on August 20, 2005. On March 25, 1996, the Board of Directors approved a resolution to reduce the option price per share to $.01. The reduction in the exercise price reflected the then-current market price of Corcap's common stock as well as substantial progress by Martin Roenigk towards stabilizing the Company's financial position. On May 23, 1996 Martin Roenigk exercised his option to purchase 450,000 shares of Corcap common stock at a price of $.01 per share.

On August 21, 1995, Corcap purchased 150,000 shares of CompuDyne Common Stock for $.40 per share in accordance with the terms of a Warrant issued by CompuDyne to Corcap on March 10, 1993 and amended as of April 1, 1993 and August 15, 1995. In payment of the purchase price for the Warrant Shares, Corcap executed a promissory note for $60 thousand payable to CompuDyne (the "Corcap Promissory Note"). The Corcap Promissory Note accrued interest on the

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unpaid principal at the annual rate of eight percent (8%). This Note was repaid in 2000 by transferring 11,975 shares of the Compudyne stock. Interest expense in each of 1999, 1998, 1997, and 1996 was $4,800.

In years 1996-1999 the Corcap Board of Directors authorized the sale over time of all of its share holdings of CompuDyne Common Stock under Rule 144. In 1996, 1997, 1998, 1999, and 2000, Corcap realized proceeds from the sale of shares of CompuDyne Common Stock of $0, $22,071, $0, $38,552 and $482,775, respectively. The 1997, 1999 and 2000 sales resulted in realized gains of $8,237, $27,302, and $65,007, respectively.

During the third quarter of 1991, a wholly-owned subsidiary of Corcap, Corcap Virginia Inc. (formerly Acadia Virginia, Inc.), received notification that it may be a potential responsible party under the North Carolina General Statutes in connection with the closure and abatement of the Seaboard Chemical Corporation site located in Jamestown, North Carolina. Preliminary information supplied by the North Carolina Department of Environment, Health and Natural Resources indicates that, during the fall of 1986 and early 1987, a subsidiary of Lydall, which was part of its Elastomer Products Group, may have shipped approximately .0001016% of the aggregate waste material located at the site. In connection with the spinoff of Corcap from Lydall on July 1, 1988, Corcap succeeded to the businesses and operations that were formerly conducted by the Elastomer Products Group of Lydall, and Corcap agreed to indemnify Lydall with respect to liabilities arising out of the conduct of the elastomer products business prior to the spinoff. During the third quarter of 1994 Corcap received a pro-rata invoice from the consulting engineer for the site for approximately $500. In March 1996, Corcap received a final settlement proposal from the engineers for $5 thousand. Corcap consummated the settlement in 2000.

On July 14, 1995, Corcap entered into a purchase and sale agreement with Fabrilock Inc., a newly formed corporation, whereby Fabrilock purchased the Dayville Property from the Company in exchange for 20% of Fabrilock's issued and outstanding shares and the assumption by Fabrilock of the cost of the environmental remediation of the property estimated to be between $58 thousand and $248 thousand. Fabrilock manufactured specialty non-woven textiles. Corcap recorded an environmental reserve for $248 thousand in the third quarter of 1994. According to the purchase and sale agreement, five years after the sale of the Dayville Property, Fabrilock would have the right to repurchase 50% of Corcap's holding of Fabrilock shares for $675 thousand and Corcap would then have the right to require Fabrilock to purchase the remaining 50% of the Fabrilock shares for $675 thousand. The purchase price for the shares would be reduced by the amount of environmental remediation costs incurred by Fabrilock in excess of $100 thousand. In the third quarter of 1995 Corcap reduced its reserve for environmental remediation.

In connection with the sale of the Dayville property, Corcap entered into an agreement entitled 300 Lake Road Environmental Remediation Escrow Fund Agreement ("Remediation Agreement") whereby Corcap deposited 27,000 shares of CompuDyne Common Stock to be used in part with contributions from Fabrilock to fund the environmental remediation and clean-up of the Dayville Property. Corcap retained all attendant rights of ownership of such shares other than the right to transfer them during the pendency of the clean-up process. Beginning with the calendar quarter ending September 30, 1995 the Escrow Agent would, ten days prior to the end of each calendar quarter, return to Corcap 4,000 shares of CompuDyne Common Stock for the purpose of Corcap

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selling such shares pursuant to the provisions of Rule 144, and Corcap was required to deposit into the escrow fund the proceeds of such sale.

During 1996, all issues with respect to potential environmental remediation with respect to the Dayville property were resolved and settled with Fabrilock. The Company reached an agreement with Fabrilock pursuant to which the Company sold its investment in Fabrilock back to Fabrilock in exchange for $150 thousand in cash, a $50 thousand intermediate term note, and the release of CompuDyne common stock currently held by and obligated to the Dayville plant remediation fund. Fabrilock later entered into bankruptcy, and the $50 thousand debt obligation to the Company became worthless.

As a result of Corcap's failure to fund $35,553 to the pension plans on a timely basis, between December 1995 and June 1996 the IRS imposed penalties of $12,005. With added interest of $7,968, the $35,553 underfunded tax liability had grown to $55,526. In 1996, the IRS agreed to abate all of these penalties.

As a result of the sale by the Company of 18,000 shares of CompuDyne Common Stock in February 1996 pursuant to Rule 144 under the 1933 Act, the transfer of 120,000 shares of CompuDyne Common Stock to Lydall and the transfer of 188,660 shares of CompuDyne Common Stock to the federal Pension Benefit Guaranty Corporation, a settlement with former employees for 22,500 shares of CompuDyne Common Stock and CompuDyne's financial arrangements for its purchase of Shorrock Electronic Systems in July of 1996, Corcap's ownership of CompuDyne Common Stock decreased from 24.7% of the issued and outstanding shares of CompuDyne Common Stock as of December 31, 1995 to 2.4% (81,055 shares) as of September 30, 1996, and, after assuming (i) the conversion of 1,260,460 shares of Series D Preference Stock issued to Messrs. Roenigk and Markowitz, which shares are convertible by the holder into 1,260,460 shares of CompuDyne Common Stock, (ii) the exercise of the Roenigk Option to purchase 200,000 shares of CompuDyne Common Stock at an exercise price of $1.50 per share, (iii) the exercise of non-employee director stock options for a cumulative total of 1,050 shares of CompuDyne Common Stock issued to David W. Clark, Jr., Alan Markowitz and Millard
H. Pryor, Jr. at an exercise price of $1.625 per share, and (iv) the exercise of stock options for 26,000, 28,000 and 120,000 shares of CompuDyne Common Stock issued to key employees of Quanta Systems, MicroAssembly and Quanta SecurSystems, respectively, Corcap's ownership decreased to 1.8% on a fully diluted basis, as of November 11, 1996. Accordingly, as of that date, Corcap was no longer five percent owner of CompuDyne Common Stock and no longer reported currently on transactions in CompuDyne stock.

Since Corcap was deemed to no longer "control" CompuDyne, it no longer consolidated its financial statements with CompuDyne. The Corcap investment in CompuDyne was then carried at its book value and was accounted for by the equity method of accounting. Also as a result, Corcap was deemed to be a "transient investment company" as provided in Rule 3a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). Since Corcap's only holdings were investment securities of entities it did not control, it was deemed to be an investment company subject to the reporting, filing and operating requirements of the 1940 Act but for Rule 3a-2. That rule also provides that a company is deemed not to be an investment company during a period of time not to exceed one year provided that the company has a bona fide intent to be engaged primarily, as soon as is reasonably possibly (in any event by the termination of the one-year time period), in a business other than that of an investment company.

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The Board of Directors explored the following in order to attempt to comply with
Rule 3a-2 by the one-year deadline:

1. Liquidation of the CompuDyne investments, with the proceeds to be reinvested in new operations.

2. The merger of Corcap with another company in an exchange of stock.

3. Liquidation of Corcap, either voluntarily or through a Bankruptcy filing.

Corcap was not able to execute any of the proposed actions prior to the August 21, 1996 deadline. However, informal discussions with the SEC led the company to conclude that it can continue to pursue one or more of these actions without adverse action by the SEC under the Investment Company Act, as long as the Company is actively seeking a resolution of its investment company status. Ultimately, the Company resolved its status through the complete liquidation of its CompuDyne investment in 2000.

As a result of the sale of MicroAssembly Systems, Inc. to CompuDyne on December 15, 1995 the corporate offices of CompuDyne and Corcap were moved to MicroAssembly Systems, Inc., 120 Union Street, Willimantic CT. In 1999, CompuDyne sold MicroAssembly Systems, Inc. and could no longer provide the Company with office space. Accordingly, until this year, the Company used as its office address the home address of its then president.

Corcap currently has no employees. Until the end of 1996, however, three employees of CompuDyne from time to time engaged in handling the various administrative responsibilities for Corcap but were compensated by CompuDyne. When the Company ceased to "control" CompuDyne in 1996, CompuDyne advised the Company that CompuDyne could no longer continue to provide such support.

Since 1996 Corcap and its related subsidiaries effectively ceased operations. Thereafter, until the final sale of its holdings of CompuDyne stock in 2000, the Company's only asset was its CompuDyne stock. Subsequently, its only asset has been the proceeds of the sale of that stock.

Since CompuDyne did not pay dividends on its stock, Corcap did not have any source of revenue or cash flow during the period from 1995 through 2000 other than from the sale of assets.

Properties

The only property of the Company currently is cash.

Legal Proceedings

         In mid-1995, several insurance companies as subrogees and assignees of Lyon Metal Products, Inc. ("Lyon Metal"), commenced an action in the United States District Court for the Northern District of Indiana to recover CERCLA response costs incurred in connection with the Waste, Inc. Superfund Site in Michigan City, Indiana ("the Site"). As the current operator of a plant in Paltier, Indiana that was the source of certain waste disposed of at the Site (the "Paltier Plant"), Lyon Metal had previously been named as a potentially responsible party by the United States Environmental Protection Agency. Lyon Metal had in turn sued Lydall, Inc. and Lydall Midwest, Inc., former owners

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and operators of the Paltier Plant, and the three of them had entered into the
"Paltier Participation Agreement" under which they agreed to share responsibility for Site costs. Claiming that the Lydall parties had failed to perform their obligations under the Paltier Participation Agreement, Lyon Metal's insurance carriers commenced the subrogation action against Lyon Metal, Lydall and Lydall Midwest.

In November 1995, the insurance carrier plaintiffs amended their complaint to add claims against Corcap Midwest, Inc., alleging that Corcap Midwest was a successor in interest to Lydall Midwest. In fact, Corcap, Inc. had acquired Lydall Midwest, Inc. from Lydall, Inc. in 1988 as part of the Distribution, and had changed the name of the acquired corporation to Corcap Midwest, Inc.

The parties pursued settlement discussions but were unable to reach final agreement because continuing work at the Site left the ultimate liability share uncertain. To avoid ongoing litigation expenses, the parties entered into a "Non-Waiver and Reservation of Rights Agreement" in early 1998. This agreement essentially tolled the parties' claims, giving any participant the right to terminate upon thirty days' notice and recommence legal proceedings. On June 25, 1998, the action was dismissed without prejudice on motion of the parties.

Since then, work at the Site has progressed to a point where the Company believes the liability share associated with the Paltier Plant can be determined and a settlement amount agreed upon. As a result, the insurance carriers, Lyon Metal, Lydall, Inc. and Lydall Midwest, Inc., and Corcap Midwest, Inc., for themselves as well as their respective predecessors, successors, parents, subsidiaries, etc. have now reached a settlement agreement in principle. Under this agreement, Lydall, Inc. will pay $150,591 to the insurance carriers and Lyon Metal, and the parties will mutually release each other from claims arising out of the Participation Agreement or the remediation of the Site. The Company understands that Lydall's insurance carrier will pay $100,000 of this total.

The parties are still in the process of documenting the settlement. This process involves three agreements. The principal proposed agreement is the settlement among the parties to the litigation. A second document will be executed between Lyon Metal and the group of Potentially Responsible Parties at the Site as contemplated under CERCLA (the "Site PRP Group").

The third agreement is expected to be a release between Lydall and Corcap. Under the Post-Distribution Agreement under which Corcap had agreed to indemnify Lydall for any environmental liability associated with the pre-sale activities of the elastomer division, which they have agreed for these purposes included Lydall Midwest, Inc. In order to resolve the matter, the Company has proposed to pay to Lydall the $50,591 balance not paid by Lydall's insurance carrier. In exchange for this payment, Corcap has requested that Lydall execute a release of claims under the Post-Distribution Agreement that arise out of or relate to the Paltier Plant and the Site. Lydall's counsel has expressed willingness to recommend that his client sign such a release.

The settlement agreement between Lyon and the Site PRP Group reportedly remains subject to the latter's further review and final approval. Lyon's counsel most recently informed the Company that his next meeting with the PRP Group would take place during the month of April. Lyon's counsel made no predictions as to the outcome of that meeting. Because the remainder of the

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settlement depends on the Group's acceptance of the settlement with Lyon, no assurances can be made that any part of the proposed settlement will be finalized.

Certain retirees of the manufacturing facility at the Dayville Property had received voluntary medical and life insurance payments from Corcap which ceased in 1991 when Corcap was unable to continue to make these payments. The retirees retained counsel and made a claim against the Company asserting that the Company was liable for the medical insurance payments as well as certain life insurance claims. The Company denied the claim that it was liable since it made voluntary payments. In February 1996, the Company reached an agreement with the Union and counsel for certain retirees of the Dayville plant to transfer 22,500 shares of CompuDyne Common Stock to the Retirees upon the signing of the settlement agreement. The final settlement agreement was signed on April 26, 1996.

Market for Corcap's Common Equity And Related Stockholder Matters

Corcap Common Stock is traded in the over-the-counter market. The number of shares outstanding in year 1996 through 2001 was 3,375,726. Currently, there is no trade activity in the Corcap Common Stock.

Corcap has never paid cash dividends to its shareholders and its Board of Directors does not anticipate doing so in the foreseeable future.

Selected Financial Data

The following is a summary of operations of Corcap for the years ended December 31, 2001, 2000, 1999, 1998 and 1997. The information in the table below is based upon the audited consolidated financial statements of Corcap for the years indicated appearing elsewhere in this annual, and should be read in conjunction therewith and the notes thereto.

(In thousands except per share data):                             For the years ended December 31,
                                                                  --------------------------------
                                             2001            2000             1999              1998             1997
                                            ------          ------           ------            ------           -----
Net sales                                   $    0          $    0           $    0            $    0           $   0
Operating Income (Expense)                  $  (29)         $  (29)          $   (9)           $   (8)          $  17
Other Income                                $   17          $   22           $    1            $    0           $   0
Unrealized Gain                             $    0          $    0           $  388            $    0           $  34
Gain on Sale of Securities                  $    0          $   65           $   27            $    0           $   8
Total Other Income                          $   17          $   87           $  417            $    0           $  38
Net Income (Loss)                           $  (12)         $   59           $  408            $   (8)          $  55
                                            ------          ------           ------            ------           -----

Total assets                                $  448          $  460           $  514            $  101           $  02
                                            ======          ======           ======            ======           =====
Total shareholders' equity                  $  445          $  457           $  399            $   (9)          $  (1)
                                            ======          ======           ======            ======           =====


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the year ended December 31, 2001, the Company conducted no operations, but realized other interest income of $17,006, and incurred expenses of $29,417 for items including insurance and legal and accounting fees. During the year ended December 31, 2000, the Company's only activity was the liquidation of the remainder of its holdings of CompuDyne Corporation Common Stock. The proceeds from the sale of that stock were $482,775, but the gain

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realized was $65,007. In 2000, the Company also realized other interest income of $22,434. Expenses in 2000 were $28,619.

Liquidity and Capital Resources
-------------------------------

At December 31, 2001, the Company had cash on hand of $447,819. The Company's only potential substantial liability is related to the environmental claim by Lyon Metals described above under Legal Proceedings. The Company's management believes the Company has sufficient liquidity to continue to explore new business opportunities.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Attached hereto are the Company's financial statements for the years 1996, 1997, 1998, 1999, 2000 and 2001, audited by the firm of Kostin, Ruffkess & Company, LLC of Farmington, Connecticut.

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                          CORCAP, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

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                          CORCAP, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS



ACCOUNTANTS' REPORT
-------------------

FINANCIAL STATEMENTS
--------------------
      Consolidated Balance Sheets

      Consolidated Statements of Operations and Deficit

      Consolidated Statements of Stockholders' Equity

      Consolidated Statements of Cash Flows

      Notes to the Consolidated Financial Statements

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To the Board of Directors
Corcap, Inc.
160 Briar Wood Drive
Manchester, CT 06040

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Corcap, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and deficit, changes in stockholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corcap, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC
Farmington, Connecticut
April 1, 2002

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                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 2001, 2000, and 1999

Note 1 - Organization:
---------------------

The Company was operating in the elastomer products business. Since 1991, the Company and its related subsidiaries have effectively ceased operations and the only asset of the organization is its holdings of its stock in CompuDyne common stock.

Note 2 - Significant Accounting Policies:
----------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Corcap and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in the consolidated financial statements.

Use of Estimates
----------------

Certain estimates used by management are susceptible to significant changes in the economic environment. Any such changes could result in the determination of amounts different from those reported in the financial statements. Management believes that the estimates used are adequate based on the information currently available.

Income Taxes
------------

The Company and its subsidiaries file a consolidated federal income tax return. The Company has a net operating loss carry-forward of approximately $3,300,000, as of December 31, 2000. No deferred tax asset has been recorded as the Company ceased operating activities.

Net Income Per Common Share
---------------------------

Net income per common share is based on the weighted average of common shares outstanding during the period, including the effect of common stock equivalents and stock awards where such effect would be dilutive. The number of shares outstanding in each year was 3,375,726.

Note 3 - Investments:
--------------------

The investment represents stock of CompuDyne held by the Company. It is valued at market and is classified as trading securities. Some of this stock serves as collateral for the note described in Note 4. A summary of the stock is as follows:

Common stock, at market

Year Ended December 31,

         2000                          $      --
         1999                            477,768

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                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 2001, 2000 and 1999

Note 3 - Investments: (Continued)
--------------------

The sales proceeds from the securities for the years ended in 2001, 2000 and 1999 are $-0-, $482,775, and $38,552, respectively. These sales resulted in realized gains in 2000 and 1999 of $65,007 and $27,302, respectively.

Note 4 - Note Payable - CompuDyne:
---------------------------------

Note payable represents an amount owed to an entity under common control. The note bears interest at 8% per annum and is collateralized by certain shares of the CompuDyne stock. This note was repaid in 2000 by transferring 11,875 shares of the CompuDyne stock. Interest expense in 1999 was $4,800.

Note 5 - Contingency:
--------------------

A wholly owned subsidiary of the Company has been a defendant in a claim for contribution toward an environmental liability. The claim arises out of its prior ownership of another company that had contributed waste to an Indiana landfill that needed remediation under CERCLA. Corcap's potential liability, if any, is derived from both its ownership of the subsidiary, which has no assets and had no assets at the inception of the litigation, and from an agreement with Lydall, Inc., another defendant in the lawsuit and also a prior owner of the subsidiary, to hold Lydall harmless from liabilities arising out of that subsidiary. The litigation, which was instituted in 1995, has been withdrawn but may be reinstituted by any party. Although settlement discussions have been discussed over the years since the inception of the litigation and are still ongoing, the Company cannot estimate the amount of any potential liability at this time.

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                          CORCAP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2001 and 2000

                                                          2001         2000

       Asset

Current asset:
    Cash                                              $   447,819   $   460,230
                                                      ===========   ===========


       Liability and Stockholders' Equity

Current liability:
    Accounts payable                                  $     2,582   $     2,582
                                                      -----------   -----------

Stockholders' equity:
    Common stock, $.01 par value authorized
      15,000,000 shares issued and outstanding,
      3,375,726 shares                                     33,757        33,757
    Additional paid-in capital                         25,302,002    25,302,002
    Deficit                                            24,890,522)   24,878,111)
                                                      -----------   -----------

       Total stockholders' equity                         445,237       457,648
                                                      -----------   -----------

       Total liability and stockholders' equity       $   447,819   $   460,230
                                                      ===========   ===========

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations and Deficit
              For The Years Ended December 31, 2001, 2000 and 1999

                                      2001            2000            1999

Operating revenue                 $         --    $         --    $         --
                                  ------------    ------------    ------------

Operating expenses:
    Taxes and licenses                      --           1,037              --
    Insurance                            2,408           3,481              --
    Interest                                --              --           4,800
    Miscellaneous                          964             901             364
    Legal fees                           6,539           2,261             944
    Accounting fees                     16,099           2,000              --
    Consultants                            433           3,290             360
    Other professional services             --             300             270
    Director fees                           --           4,000           2,536
    Shareholder relations                2,974           5,420              --
    Seaboard settlement                     --           5,929              --
                                  ------------    ------------    ------------

       Total operating expenses         29,417          28,619           9,274
                                  ------------    ------------    ------------

Other income:
    Other income                        17,006          22,434           1,465
    Unrealized gain                         --              --         388,186
    Gain on sale of securities              --          65,007          27,302
                                  ------------    ------------    ------------

       Total other income               17,006          87,441         416,953
                                  ------------    ------------    ------------

Net income (loss)                      (12,411)         58,822         407,679

Deficit, beginning                 (24,878,111)    (24,936,933)    (25,344,612)
                                  ------------    ------------    ------------

Deficit, ending                   $(24,890,522)   $(24,878,111)   $(24,936,933)
                                  ============    ============    ============

Earnings per common share         $          *    $        .02    $        .12
                                  ============    ============    ============

* Less than $.01

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                 Consolidated Statements of Stockholders' Equity
              For The Years Ended December 31, 2001, 2000 and 1999

                                   Common       Contributed    Capital in
                                   Stock          Capital     Excess of Par      Deficit         Total
                                   -----          -------     -------------      -------         -----
Balance, December 31, 1998      $     33,757   $ 25,302,002   $     269,000   $(25,344,612)   $     (8,853)

Net income 1999                           --             --              --        407,679         407,679
                                ------------   ------------   -------------   ------------    ------------

Balance, December 31, 1999            33,757     25,302,002         269,000    (24,936,933)        398,826

Net income, December 31, 2000             --             --              --         58,822          58,822
                                ------------   ------------   -------------   ------------    ------------

Balance, December 31, 2000            33,757     25,302,002         269,000    (24,878,111)        457,648

Net loss, December 31, 2001               --             --              --        (12,411)        (12,411)
                                ------------   ------------   -------------   ------------    ------------

Balance, December 31, 2001      $     33,757   $ 25,302,002   $     269,000   $(24,890,522)   $    445,237
                                ============   ============   =============   ============    ============

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
              For The Years Ended December 31, 2001, 2000 and 1999


                                                  2001        2000       1999

Cash flows from operating activities:

Net income (loss)                               $ (12,411) $  58,822  $ 407,679
Adjustments to reconcile net income (loss)
    to net cash used in operating activities:
    Unrealized gain on securities                      --         --   (388,186)
    Realized gain on sales of securities               --    (65,007)   (27,302)
    Increase (decrease) in cash resulting from
       changes in assets and liabilities:
       Accounts payable                                --         --       (295)
       Accrued interest                                --    (21,147)     4,800
       Accrued expenses                                --    (18,000)     2,000
       Due to Compudyne/Micro                          --    (13,616)       137
                                                ---------  ---------  ---------

Net cash used in operating activities             (12,411)   (58,948)    (1,167)
                                                ---------  ---------  ---------

Cash flows provided by investing activities:
       Proceeds from sale of securities                --    482,775     38,552
                                                ---------  ---------  ---------

Cash flows used in financing activities:
       Repayment of debt                               --         --     (1,000)
                                                ---------  ---------  ---------

Net increase (decrease) in cash                   (12,411)   423,827     36,385

Cash, beginning of the year                       460,230     36,403         18
                                                ---------  ---------  ---------

Cash, end of year                               $ 447,819  $ 460,230  $  36,403
                                                =========  =========  =========

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

                          CORCAP, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

ACCOUNTANTS' REPORT
-------------------

FINANCIAL STATEMENTS
--------------------
      Consolidated Balance Sheets

      Consolidated Statements of Operations and Deficit

      Consolidated Statements of Stockholders' Equity

      Consolidated Statements of Cash Flows

      Notes to the Consolidated Financial Statements

To the Board of Directors
Corcap, Inc.
160 Briar Wood Drive
Manchester, CT 06040

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Corcap, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2000, 1999, and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corcap, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 2000, 1999, and 1998, in conformity with accounting principles generally accepted in the United States of America.


/s/ Kostin, Ruffkess & Company, LLC


Kostin, Ruffkess & Company, LLC
Farmington, Connecticut
April 1, 2002

                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 2000, 1999 and 1998

Note 1 - Organization:
----------------------

The Company was operating in the elastomer products business. Since 1991, the Company and its related subsidiaries have effectively ceased operations and the only asset of the organization is its holdings of its stock in CompuDyne common stock.

Note 2 - Significant Accounting Policies:
-----------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Corcap and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in the consolidated financial statements.

Use of Estimates
----------------

Certain estimates used by management are susceptible to significant changes in the economic environment. Any such changes could result in the determination of amounts different from those reported in the financial statements. Management believes that the estimates used are adequate based on the information currently available.

Income Taxes
------------

The Company and its subsidiaries file a consolidated federal income tax return. The Company has a net operating loss carry-forward of approximately $3,300,000, as of December 31, 2000. No deferred tax asset has been recorded as the Company ceased operating activities.

Net Income Per Common Share
---------------------------

Net income per common share is based on the weighted average of common shares outstanding during the period, including the effect of common stock equivalents and stock awards where such effect would be dilutive. The number of shares outstanding in each year was 3,375,726.

Note 3 - Investments:
---------------------

The investment represents stock of CompuDyne held by the Company. It is valued at market and is classified as trading securities. Some of this stock serves as collateral for the note described in Note 4. A summary of the stock is as follows:

Common stock, at market

Year Ended December 31,

         2000               $     --
         1999                477,768

                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 2000, 1999 and 1998

Note 3 - Investments: (Continued)
---------------------

The sales proceeds from the securities for the years ended in 2000 and 1999 are $482,775 and $38,552, respectively. These sales resulted in realized gains in 2000 and 1999 of $65,007 and $27,302, respectively.

The unrealized gains in the year ended 1999 amounted to $388,186, which is attributable to the increase in market value of the securities during that period of time. All the stock was sold in the year ended 2000.

Note 4 - Note Payable - CompuDyne:
----------------------------------

Note payable represents an amount owed to an entity under common control. The note bears interest at 8% per annum and is collateralized by certain shares of the CompuDyne stock. This note was repaid in 2000 by transferring 11,875 shares of the CompuDyne stock. Interest expense in 1999 and 1998 was $4,800 in each period.

Note 5 -  Note Payable - Roenigk:
---------------------------------

This loan represents moneys advanced to the Company by a director and was noninterest bearing.

Note 6 - Contingency:
---------------------

A wholly owned subsidiary of the Company has been a defendant in a claim for contribution toward an environmental liability. The claim arises out of its prior ownership of another company that had contributed waste to an Indiana landfill that needed remediation under CERCLA. Corcap's potential liability, if any, is derived from both its ownership of the subsidiary, which has no assets and had no assets at the inception of the litigation, and from an agreement with Lydall, Inc., another defendant in the lawsuit and also a prior owner of the subsidiary, to hold Lydall harmless from liabilities arising out of that subsidiary. The litigation, which was instituted in 1995, has been withdrawn but may be reinstituted by any party. Although settlement discussions have been discussed over the years since the inception of the litigation and are still ongoing, the Company cannot estimate the amount of any potential liability at this time.

                          CORCAP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2000 and 1999

                                                      2000              1999
    Assets
Current assets
  Cash                                           $     460,230   $      36,403
  Investment in Compudyne                                   --         477,768
                                                 -------------   -------------

    Total assets                                 $     460,230   $     514,171
                                                 =============   =============

    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $       2,582   $       2,582
  Accrued interest                                          --          21,147
  Accrued expenses                                          --          18,000
  Due to Compudyne/Micro                                    --          13,616
                                                 -------------   -------------

    Total current liabilities                            2,582          55,345

Long-term liability:
  Notes payable - Compudyne                                 --          60,000
                                                 -------------   -------------

    Total liabilities                                    2,582         115,345
                                                 -------------   -------------

Stockholders' equity:
  Common stock, $.01 par value authorized
    15,000,000 shares issued and outstanding,
    3,375,726 shares                                    33,757          33,757
  Additional paid-in capital                        25,302,002      25,302,002
  Deficit                                          (24,878,111)    (24,936,933)
                                                 -------------   -------------

    Total stockholders' equity                         457,648         398,826
                                                 -------------   -------------

    Total liabilities and stockholders' equity   $     460,230   $     514,171
                                                 =============   =============

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations and Deficit
              For The Years Ended December 31, 2000, 1999 and 1998

                                          2000             1999          1998
Operating revenue                    $          --   $          --   $          --
                                     -------------   -------------   -------------
Operating expenses:
  Taxes and licenses                         1,037              --             750
  Insurance                                  3,481              --              --
  Interest                                      --           4,800           4,800
  Miscellaneous                                901             364              77
  Legal fees                                 2,261             944              --
  Accounting fees                            2,000              --
  Consultants                                3,290             360              --
  Other professional services                  300             270              --
  Director fees                              4,000           2,536           2,000
  Shareholder relations                      5,420              --
  Seaboard settlement                        5,929              --              --
                                     -------------   -------------   -------------

       Total operating expenses             28,619           9,274           7,627
                                     -------------   -------------   -------------

Other income:
  Other income                              22,434           1,465              --
  Unrealized gain                               --         388,186              --
  Gain/loss on sale of securities           65,007          27,302              --
                                     -------------   -------------   -------------

       Total other income                   87,441         416,953              --
                                     -------------   -------------   -------------

Net income (loss)                           58,822         407,679          (7,627)

Deficit, beginning                     (24,936,933)    (25,344,612)    (25,336,985)
                                     -------------   -------------   -------------

Deficit, ending                      $ (24,878,111)  $ (24,936,933)  $ (25,344,612)
                                     =============   =============   =============

Earnings per common share            $         .02   $         .12   $           *
                                     =============   =============   =============

* Less than $.01

     The accompanying notes are an integral part of the financial statements

                         CORCAP, INC. AND SUBSIDIARIES
                 Consolidated Statements of Stockholders' Equity
              For The Years Ended December 31, 2000, 1999 and 1998

                                    Common     Contributed  Capital in
                                     Stock       Capital    Excess of Par     Deficit         Total
                                     -----       -------    -------------     -------        -----
Balance, December 31, 1997       $   33,757  $ 25,033,002  $    269,000    $(25,336,985) $    (1,226)

Net loss 1998                            --            --            --          (7,627)      (7,627)
                                 ----------  ------------  ------------    ------------  -----------

Balance, December 31, 1998           33,757    25,033,002       269,000     (25,344,612)      (8,853)

Net Income 1999                          --            --            --         407,679      407,679
                                 ----------  ------------  ------------    ------------  -----------

Balance, December 31, 1999           33,757    25,033,002       269,000     (24,936,933)     398,826

Net Income, December 31, 2000            --            --            --          58,822       58,822
                                 ----------  ------------  ------------    ------------  -----------

Balance, December 31, 2000       $   33,757  $ 25,033,002  $    269,000    $(24,878,111) $   457,648
                                 ==========  ============  ============    ============  ===========

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
              For The Years Ended December 31, 2000, 1999 and 1998

                                                        2000          1999          1998
Cash flows from operating activities:
    Net income (loss)                                $  58,822     $ 407,679     $  (7,627)
    Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
       Unrealized gain on securities                        --      (388,186)           --
       Realized gain on sales of securities            (65,007)      (27,302)           --
       Increase (decrease) in cash resulting from
         changes in assets and liabilities:
           Accounts payable                                 --          (295)           --
           Accrued interest                            (21,147)        4,800         4,800
           Accrued expenses                            (18,000)        2,000         2,000
           Due to Compudyne/Micro                      (13,616)          137            50
                                                     ---------     ---------     ---------

Net cash used in operating activities                  (58,948)       (1,167)         (777)
                                                     ---------     ---------     ---------

Cash flows provided by investing activities:
       Proceeds from sale of securities                482,775        38,552            --
                                                     ---------     ---------     ---------

Cash flows used in financing activities:
       Repayment of debt                                    --        (1,000)           --
                                                     ---------     ---------     ---------

Net increase (decrease) in cash                        423,827        36,385          (777)

Cash, beginning of the year                             36,403            18           795
                                                     ---------     ---------     ---------

Cash, end of year                                    $ 460,230     $  36,403     $      18
                                                     =========     =========     =========

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                        Consolidated Financial Statements
                        December 31, 1999, 1998 and 1997

                          CORCAP, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

ACCOUNTANTS' REPORT
-------------------

FINANCIAL STATEMENTS
--------------------

      Consolidated Balance Sheets

      Consolidated Statements of Operations and Deficit

      Consolidated Statements of Stockholders' Equity (Deficit)

      Consolidated Statements of Cash Flows

      Notes to the Consolidated Financial Statements

To the Board of Directors
Corcap, Inc.
160 Briar Wood Drive
Manchester, CT  06040

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Corcap, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corcap, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of its operations, changes in stockholders' equity (deficit), and its cash flows for the years ended December 31, 1999, 1998, and 1997, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC
Farmington, Connecticut
April 1, 2002

                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 1999, 1998 and 1997

Note 1 - Organization:
----------------------

The Company was operating in the elastomer products business. Since 1991 the Company and its related subsidiaries have effectively ceased operations and the only asset of the organization is its holdings of its stock in CompuDyne common stock.

Note 2 - Significant Accounting Policies:
-----------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Corcap and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in the consolidated financial statements.

Use of Estimates
----------------

Certain estimates used by management are susceptible to significant changes in the economic environment. Any such changes could result in the determination of amounts different from those reported in the financial statements. Management believes that the estimates used are adequate based on the information currently available.

Income Taxes
------------

The Company and its subsidiaries file a consolidated federal income tax return. The Company has a net operating loss carry-forward of approximately $3,300,000, as of December 31, 1999. No deferred tax asset has been recorded as the Company ceased operating activities.

Net Income Per Common Share
---------------------------

Net income per common share is based on the weighted average of common shares outstanding during the period, including the effect of common stock equivalents and stock awards where such effect would be dilutive. The number of shares outstanding in each year was 3,375,726.

Note 3 - Investments:
---------------------

The investment represents stock of CompuDyne held by the Company. It is valued at market and is classified as trading securities. Some of this stock serves as collateral for the note described in Note 4. A summary of the stock is as follows:

Common stock, at market

Year Ended December 31,

        1999                         $  477,768
        1998                            100,832

                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 1999, 1998 and 1997

Note 3 - Investments: (Continued)
--------------------------------

The sales proceeds from the securities for the years ended in 1999, 1998 and 1997 are $38,552, $-0- and $22,071, respectively. These sales resulted in realized gains in 1999, 1998 and 1997 of $27,302, $-0- and $8,237, respectively.

The unrealized gains in the year ended 1999 amounted to $388,186, which is attributable to the increase in market value of the securities during that period of time. All the stock was sold in the year ended 2000.

Note 4 - Note Payable - CompuDyne:
---------------------------------

Note payable represents an amount owed to an entity under common control. The note bears interest at 8% per annum and is collateralized by certain shares of the CompuDyne stock. This note was repaid in 2000 by transferring 11,875 shares of the CompuDyne stock. Interest expense in 1999, 1998 and 1997 was $4,800 in each period.

Note 5 -  Note Payable - Roenigk:
--------------------------------

This loan represents moneys advanced to the Company by a director and was noninterest bearing.

Note 6 - Contingency:
--------------------

A wholly owned subsidiary of the Company has been a defendant in a claim for contribution toward an environmental liability. The claim arises out of its prior ownership of another company that had contributed waste to an Indiana landfill that needed remediation under CERCLA. Corcap's potential liability, if any, is derived from both its ownership of the subsidiary, which has no assets and had no assets at the inception of the litigation, and from an agreement with Lydall, Inc., another defendant in the lawsuit and also a prior owner of the subsidiary, to hold Lydall harmless from liabilities arising out of that subsidiary. The litigation, which was instituted in 1995, has been withdrawn but may be reinstituted by any party. Although settlement discussions have been discussed over the years since the inception of the litigation and are still ongoing, the Company cannot estimate the amount of any potential liability at this time.

                          CORCAP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 1999 and 1998

                                                             1999             1998
       Assets

Current assets:
    Cash                                                 $     36,403     $         18
    Investment in Compudyne                                   477,768          100,832
                                                         ------------     ------------

       Total assets                                      $    514,171     $    100,850
                                                         ============     ============


       Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
    Accounts payable                                     $      2,582     $      2,877
    Accrued interest                                           21,147           16,347
    Accrued expenses                                           18,000           16,000
    Due to Compudyne/Micro                                     13,616           13,429
                                                         ------------     ------------

       Total current liabilities                               55,345           48,703
                                                         ------------     ------------

Long-term liabilities:
    Notes payable - Compudyne                                  60,000           60,000
    Notes payable - Roenigk                                        --            1,000
                                                         ------------     ------------

       Total long-term liabilities                             60,000           61,000
                                                         ------------     ------------

       Total liabilities                                      115,345          109,703
                                                         ------------     ------------

Stockholders' equity (deficit):
    Common stock $.01 par value, authorized
      15,000,000 shares issued and outstanding
      3,375,726 shares                                         33,757           33,757
    Additional paid-in capital                             25,302,002       25,302,002
    Deficit                                               (24,936,933)     (25,344,612)
                                                         ------------     ------------

       Total stockholders' equity (deficit)                   398,826           (8,853)
                                                         ------------     ------------

       Total liabilities and stockholders'
         equity (deficit)                                $    514,171     $    100,850
                                                         ============     ============

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations and Deficit
              For The Years Ended December 31, 1999, 1998 and 1997

                                            1999             1998             1997
Operating revenue                      $         --     $         --     $         --
                                       ------------     ------------     ------------

Operating expenses:
    Taxes and licenses                           --              750              393
    Life insurance                               --               --          (98,058)
    Interest                                  4,800            4,800            4,922
    Miscellaneous                               364               77              872
    Legal fees                                  944               --             (516)
    Consultants                                 360               --          (11,960)
    Other professional services                 270               --          (25,000)
    Director fees                             2,536            2,000           11,750
    Shareholder relations                        --               --              703
                                       ------------     ------------     ------------

       Total operating expenses               9,274            7,627         (116,894)
                                       ------------     ------------     ------------

Other income (expense):
    Other income                              1,465               --               --
    State income tax                             --               --           (3,349)
    Unrealized gain                         388,186               --           33,611
    Gain/loss on sale of securities          27,302               --            8,237
                                       ------------     ------------     ------------

       Total other income                   416,953               --           38,499
                                       ------------     ------------     ------------

Net income (loss)                           407,679           (7,627)         155,393

Deficit, beginning                      (25,344,612)     (25,336,985)     (25,492,378)
                                       ------------     ------------     ------------

Deficit, ending                        $(24,936,933)    $(25,344,612)    $(25,336,985)
                                       ============     ============     ============

Earnings per common share              $        .12     $          *     $        .05
                                       ============     ============     ============

*Less than (.01)

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity (Deficit)
              For The Years Ended December 31, 1999, 1998 and 1997

                                 Common     Contributed   Capital in
                                  Stock       Capital    Excess of Par     Deficit         Total
                                  -----       -------    -------------     -------         -----
Balance, December 31, 1996    $     33,757  $ 25,033,002  $    269,000  $(25,492,378)  $   (156,619)

Net income 1997                         --                          --       155,393        155,393
                              ------------  ------------  ------------  ------------   ------------

Balance, December 31, 1997          33,757    25,033,002       269,000   (25,336,985)        (1,226)

Net loss 1998                           --                          --        (7,627)        (7,627)
                              ------------  ------------  ------------  ------------   ------------

Balance, December 31, 1998          33,757    25,033,002       269,000   (25,344,612)        (8,853)

Net income 1999                         --                          --       407,679        407,679
                              ------------  ------------  ------------  ------------   ------------

Balance, December 31, 1999    $     33,757  $ 25,033,002  $    269,000  $(24,936,933)  $    398,826
                              ============  ============  ============  ============   ============

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
              For The Years Ended December 31, 1999, 1998 and 1997

                                                     1999       1998       1997
Cash flows from operating activities:
    Net income (loss)                              $ 407,679  $  (7,627) $ 155,393
    Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
       Unrealized gain on securities                (388,186)        --    (33,611)
       Realized gain on sales of securities          (27,302)        --     (8,237)
       Increase (decrease) in cash resulting
        from changes in assets and liabilities:
           Accounts payable                             (295)        --    (52,261)
           Accrued interest                            4,800      4,800      4,921
           Accrued insurance                              --         --    (98,058)
           Accrued expenses                            2,000      2,000     11,750
           Due to Compudyne/Micro                        137         50        161
                                                   ---------  ---------  ---------

Net cash used in operating activities                 (1,167)      (777)   (19,942)
                                                   ---------  ---------  ---------

Cash flows provided by investing activities:
       Proceeds from sale of securities               38,552         --     22,071
                                                   ---------  ---------  ---------

Cash flows used in financing activities:
       Repayment of debt                              (1,000)        --     (2,500)
                                                   ---------  ---------  ---------

Net increase (decrease) in cash                       36,385       (777)      (371)

Cash, beginning of the year                               18        795      1,166
                                                   ---------  ---------  ---------

Cash, end of year                                  $  36,403  $      18  $     795
                                                   =========  =========  =========

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 1998, 1997 and 1996

..

                          CORCAP, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

ACCOUNTANTS' REPORT
-------------------

FINANCIAL STATEMENTS
--------------------
      Consolidated Balance Sheets

      Consolidated Statements of Operations and Deficit

      Consolidated Statements of Stockholders' Deficit

      Consolidated Statements of Cash Flows

      Notes to the Consolidated Financial Statements

To the Board of Directors
Corcap, Inc.
160 Briar Wood Drive
Manchester, CT  06040

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Corcap, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corcap, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of its operations, changes in stockholders' deficit, and its cash flows for the years ended December 31, 1998, 1997 and 1996, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC
Farmington, Connecticut
April 1, 2002

                          CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 1998, 1997 and 1996

Note 1 - Organization:
----------------------

The Company was operating in the elastomer products business. Since 1991, the Company and its related subsidiaries have effectively ceased operations and the only asset of the organization is its holdings of its stock in CompuDyne common stock.

Note 2 - Significant Accounting Policies:
-----------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Corcap and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in the consolidated financial statements.

Use of Estimates
----------------

Certain estimates used by management are susceptible to significant changes in the economic environment. Any such changes could result in the determination of amounts different from those reported in the financial statements. Management believes that the estimates used are adequate based on the information currently available.

Income Taxes
------------

The Company and its subsidiaries file a consolidated Federal income tax return. The Company has a net operating loss carry-forward of approximately $3,300,000 as of December 31, 1998. No deferred tax asset has been recorded, as the Company ceased operating activities.

Net Income Per Common Share
---------------------------

Net income per common share is based on the weighted average of common shares outstanding during the period, including the effect of common stock equivalents and stock awards where such effect would be dilutive. The number of shares outstanding in each year was 3,375,726.

Note 3 - Investments:
---------------------

The investment represents stock of CompuDyne held by the Company. It is valued at market and is classified as trading securities. Some of this stock serves as collateral for the note described in Note 4. A summary of the stock is as follows:

Common stock, at market

Year Ended December 31,

        1998               $100,832
        1998                100,832

                         CORCAP, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
              For The Years Ended December 31, 1998, 1997 and 1996

Note 3 - Investments: (Continued)
--------------------

The sales proceeds from the securities for the years ended in 1998, 1997 and 1996 are $-0-, $22,071 and $-0-, respectively. These sales resulted in realized gains in 1998, 1997 and 1996 of $-0-, $8,237 and $-0-, respectively.

Note 4 - Note Payable - CompuDyne:
---------------------------------

Note payable represents an amount owed to an entity under common control. The note bears interest at 8% per annum and is collateralized by certain shares of the CompuDyne stock. This note was repaid in 2000 by transferring 11,875 shares of the CompuDyne stock. Interest expense in 1998, 1997 and 1996 was $4,800 in each period.

Note 5 -  Note Payable - Roenigk:
--------------------------------

This loan represents moneys advanced to the Company by a director and was noninterest bearing.

Note 6 - Contingency:
--------------------

A wholly owned subsidiary of the Company has been a defendant in a claim for contribution toward an environmental liability. The claim arises out of its prior ownership of another company that had contributed waste to an Indiana landfill that needed remediation under CERCLA. Corcap's potential liability, if any, is derived from both its ownership of the subsidiary, which has no assets and had no assets at the inception of the litigation, and from an agreement with Lydall, Inc., another defendant in the lawsuit and also a prior owner of the subsidiary, to hold Lydall harmless from liabilities arising out of that subsidiary. The litigation, which was instituted in 1995, has been withdrawn but may be reinstituted by any party. Although settlement discussions have been discussed over the years since the inception of the litigation and are still ongoing, the Company cannot estimate the amount of any potential liability at this time.

                         CORCAP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 1998 and 1997

                                                        1998           1997
       Assets

Current assets
    Cash                                            $         18   $        795
    Investment in Compudyne                              100,832        100,832
                                                    ------------   ------------

       Total assets                                 $    100,850   $    101,627
                                                    ============   ============


       Liabilities and Stockholders' Deficit

Current liabilities:
    Accounts payable                                $      2,877   $      2,877
    Accrued interest                                      16,347         11,547
    Accrued expenses                                      16,000         14,000
    Due to Compudyne/Micro                                13,479         13,429
                                                    ------------   ------------

       Total current liabilities                          48,703         41,853
                                                    ------------   ------------
Long-term liabilities:
    Notes payable - Compudyne                             60,000         60,000
    Notes payable - Roenigk                                1,000          1,000
                                                    ------------   ------------

       Total long-term liabilities                        61,000         61,000
                                                    ------------   ------------

       Total liabilities                                 109,703        102,853
                                                    ------------   ------------
Stockholders' deficit:
    Common stock $.01 par value, authorized
      15,000,000 shares issued and outstanding
      3,375,726 shares                                    33,757         33,757
    Additional paid-in capital                        25,302,002     25,302,002
    Deficit                                          (25,344,612)   (25,336,985)
                                                    ------------   ------------

Total stockholders' deficit                               (8,853)        (1,226)
                                                    ------------   ------------

       Total liabilities and stockholders' deficit  $    100,850   $    101,627
                                                    ============   ============

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations and Deficit
              For The Years Ended December 31, 1998, 1997 and 1996

                                               1998           1997           1996
Operating revenue                          $         --   $         --   $         --
                                           ------------   ------------   ------------

Operating expenses:
    Taxes and licenses                              750            393          5,207
    Life insurance                                   --        (98,058)            --
    Interest                                      4,800          4,922          6,108
    Miscellaneous                                    77            872          2,070
    Legal fees                                       --           (516)        14,563
    Accounting fees                                  --             --          5,000
    Consultants                                      --        (11,960)          (871)
    Other professional services                      --        (25,000)            --
    Director fees                                 2,000         11,750            908
    Shareholder relations                            --            703          8,147
    Benefit expenses                                 --             --         30,938
    Bad debt expense                                 --             --         11,350
                                           ------------   ------------   ------------

       Total operating expenses                   7,627       (116,894)        83,420
                                           ------------   ------------   ------------
Other income (expenses):
    Other income                                     --             --        328,510
    Security deposit w/o
      W/C accrual reversal                           --             --         76,457
    Penalty reversal                                 --             --         53,796
    State income tax                                 --         (3,349)            --
    Unrealized gain                                  --         33,611         21,055
    Gain/loss on sale of securities                  --          8,237        (54,149)
    Issuance of stock to settle liability            --             --        881,365
    Pension settlement                               --             --       (326,295)
                                           ------------   ------------   ------------

       Total other income                            --         38,499        980,739
                                           ------------   ------------   ------------

Net income (loss)                                (7,627)       155,393        897,319

Deficit, beginning                          (25,336,985)   (25,492,378)   (26,389,697)
                                           ------------   ------------   ------------

Deficit, ending                            $(25,344,612)  $(25,336,985)  $(25,492,378)
                                           ============   ============   ============

Earnings per common share                  $          *   $        .05   $        .27
                                           ============   ============   ============

*Less than $.01

     The accompanying notes are an integral part of the financial statements

                          CORCAP, INC. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Deficit

              For The Years Ended December 31, 1998, 1997 and 1996

                                 Common       Contributed    Capital in                     Other
                                  Stock         Capital     Excess of Par    Deficit       Capital          Total
Balance, December 31, 1995    $   29,259    $ 25,033,000    $  269,000    $(26,389,697)  $ (887,157)   $ (1,945,595)

Stock issued                       4,498               2            --              --           --           4,500

Reclassed to liabilities              --              --            --              --      887,157         887,157

Net income 1996                       --              --            --         897,319           --         897,319
                              ----------    ------------    ----------    ------------   ----------    ------------

Balance, December 31, 1996        33,757      25,033,002       269,000     (25,492,378)          --        (156,619)

Net income 1997                       --              --            --         155,393           --         155,393
                              ----------    ------------    ----------    ------------   ----------    ------------
Balance, December 31, 1997        33,757      25,033,002       269,000     (25,336,985)          --          (1,226)

Net loss 1998                         --              --            --          (7,627)          --          (7,627)
                              ----------    ------------    ----------    ------------   ----------    ------------
Balance, December 31, 1998    $   33,757    $ 25,033,002    $  269,000    $(25,344,612)  $       --    $     (8,853)
                              ==========    ============    ==========    ============   ==========    ============

     The accompanying notes are an integral part of the financial statements

                         CORCAP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
              For The Years Ended December 31, 1998, 1997 and 1996

                                                             1998         1997            1996
Cash flows from operating activities:
    Net income (loss)                                     $  (7,627)    $ 155,393     $   897,319
    Adjustments to reconcile net income (loss)
       to net cash used in operating activities:
       Unrealized gain on securities                             --       (33,611)        (81,055)
       Realized (gain) loss on sales of securities               --        (8,237)         79,500
       Settlement of pension liability by transferring
          stock held for investment                                                       881,365
       Increase (decrease) in cash resulting from
          changes in assets and liabilities:
          Accounts payable                                       --       (52,261)     (1,964,165)
          Accrued interest                                    4,800         4,921           6,626
          Accrued insurance                                      --       (98,058)         98,058
          Accrued expenses                                    2,000        11,750           2,250
          Due to Compudyne/Micro                                 50           161          13,268
                                                          ---------     ---------     -----------
Net cash used in operating activities                          (777)      (19,942)        (66,834)
                                                          ---------     ---------     -----------
Cash flows provided by investing activities:
       Proceeds from sale of securities                          --        22,071              --
                                                          ---------     ---------     -----------
Cash flows from financing activities:
       Issuance of stock                                         --            --           4,500
       Repayment of debt                                         --        (2,500)         63,500
                                                          ---------     ---------     -----------
Net cash provided by (used in) financing activities              --        (2,500)         68,000
                                                          ---------     ---------     -----------

Net increase (decrease) in cash                                (777)         (371)          1,166

Cash, beginning of the year                                     795         1,166              --
                                                          ---------     ---------     -----------
Cash, end of year                                         $      18     $     795     $     1,166
                                                          =========     =========     ===========

     The accompanying notes are an integral part of the financial statements